UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2023 (February 16, 2023)

NRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600 Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2023, Mr. Robert Besthof, NRx Pharmaceuticals, Inc.’s (the “Company”) Head of Operations and Chief Commercial Officer, notified the Company of his resignation. Mr. Besthof will continue to work at the Company in order to effect an orderly transition of his responsibilities. Mr. Besthof’s last day with the Company has yet to be agreed. The Company is currently in discussions with Mr. Besthof regarding a continuing role as a part-time advisor to the Company.

In view of this event, and the Company’s recent announcement of the minutes of a Type B meeting with the US Food and Drug Administration (“FDA”) in which the FDA recommended that the Company seek an expanded “Chronic/Intermittent” indication for its lead compound NRX-101, the Company has contracted with Windhaul Partners, LLC (“Windhaul”) and its President, Frank Sanders, the former Senior Vice President and General Manager of Sage Therapeutics, Inc., to advise the Company on an expanded commercial and market access plan to accommodate this expanded indication.  The Company expects that Windhaul’s experience in developing, launching, and commercializing innovative drugs and services in complex environments will be advantageous to this process.

The Company wishes to thank Mr. Besthof for his years of service and his contributions to the advancement of the Company’s drug products.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: February 23, 2023	By:	/s/ Michael Kunz
	Name:	Michael Kunz
	Title:	General Counsel